UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2007
AMERICAN OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1050 17th Street, Suite 2400 Denver, CO 80265
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 991-0173
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments
In a February 28, 2007 meeting of the Audit Committee of the Board of Directors of American Oil & Gas, Inc., the Audit Committee and management concluded that a ceiling test impairment should be recorded at December 31, 2006. Management estimates that the impairment will be between $1 to $2 million, after deferred income tax provision. A substantial portion of the write down occurs from being unable to complete the State 4-36 well in a fashion as originally planned, resulting in a low reserve value. During the completion process, it was determined that the State 4-36 wellbore was drilled through the targeted Frontier formation at an approximate 53 degree angle instead of the desired horizontal angle of approximately 90 degrees. As a result of this reduced angle and limited footage drilled into the target interval within the Frontier formation, production results from the State 4-36 well are not representative of what American believes is possible from a successful 2,000 foot horizontal lateral wellbore.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
In the February 28, 2007 meeting of the Audit Committee, the Audit Committee and management concluded that American should file amended financial statements for the year ended December 31, 2005 and for the quarters ended March 31, June 30 and September 30, 2006. The review was undertaken in connection with a comment letter received from the SEC’s Division of Corporation Finance and subsequent communications with the staff. The amended filings will be made to account for the April 2005 merger of Tower Colombia Corporation as a business purchase, rather than as a business combination of entities under common control. American currently estimates that the restatement will have no significant effect on the 2005 statement of operations or statement of cash flows. American currently estimates that changes to the balance sheet at December 31, 2005 will increase (a) the carrying value of oil and gas properties by approximately $5 million, (b) associated deferred tax liability by approximately $1.6 million and (c) additional paid-in capital by approximately $15 million, with approximately $11.6 million being a recognition of intangible assets including goodwill. American expects the 2005 restatement will have no effect on the 2006 statement of cash flows but will decrease net income for 2006 in the range of $300,000 to $700,000.
The plans to file amended financials statements were discussed with American’s independent accountant.

Item 7.01	Regulation FD Disclosure.
On March 5, 2007, American issued a press release entitled “American Expects Ceiling Test Write Down for 2006 and Plans to Amend Its Financial Statements.”
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 to this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits.
Exhibit 99.1 Press Release dated March 5, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2007	AMERICAN OIL & GAS, INC.
	By:	/s/ Andrew P. Calerich
Andrew P. Calerich, President

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 99.1	Press Release dated March 5, 2007

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